Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Harpreet Sangha, the Chief Executive Officer of Sharprock Resources Inc. (the “Company”), and Herminder Rai, the Chief Financial Officer of the Company, hereby each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K for the period ended December 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company.

“Harpreet Sangha”
Harpreet Sangha
President, Chief Executive Officer, Secretary and a director
Date: August 19, 2013

“Herminder Rai”
Herminder Rai
Chief Financial Officer and a director
Date: August 19, 2013

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Sharprock Resources Inc. and will be retained by Sharprock Resources Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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